Exhibit 1(b)













                           NEW CENTURY ENERGIES, INC.

                                  COMMON STOCK
                          STANDARD PURCHASE PROVISIONS

                                    INCLUDING

                    FORM OF PURCHASE AGREEMENT - DIRECT SALES



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                           NEW CENTURY ENERGIES, INC.
                         STANDARD PURCHASE PROVISIONS -
                                  COMMON STOCK

     From time to time, New Century Energies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company") may enter into purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein. The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (the "Purchase Agreement"). The Purchase Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as "this Agreement." The term "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company and for each share of Common Stock shall include a right (the "Rights") to purchase one one-hundredth of a share of preferred stock of the Company issued under the Rights Agreement, dated as of August 1, 1997 between the Company and The Bank of New York, as Rights Agent. Unless otherwise defined herein, terms defined in the Purchase Agreement are used herein as therein defined.

     The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (collectively called the "Act"), with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-3 (including a prospectus), relating to the Company's Common Stock, which pursuant to Item 12 of Form S-3 incorporates by reference documents which the Company has filed in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively called the "Exchange Act"). Such registration statement has been declared effective by the Commission. Promptly upon the execution of this Agreement, the Company will prepare a prospectus supplement relating to the Common Stock to be sold by the Company pursuant to the applicable Purchase Agreement (the "Prospectus Supplement"). The terms Registration Statement and Prospectus shall have the meanings ascribed to them in the Purchase Agreement.

     1. Introductory. The Company proposes to issue and sell from time to time Common Stock registered under the Registration Statement. The shares of Common Stock referred to on Schedule A of the Purchase Agreement are hereinafter referred to as the "Shares," and the Purchaser or Purchasers, as the case may be, which agree to purchase the same are hereinafter referred to as the "Purchasers" of the Shares. The terms "you"


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and "your" refer to those Purchasers who sign the Purchase Agreement.

     2. Delivery and Payment. The Company will deliver the Shares to the Purchasers at the place specified in the Purchase Agreement, in certificated form unless otherwise specified in the Purchase Agreement, against payment of the purchase price by wire transfer of immediately available funds (or as otherwise agreed to by the parties and specified in this Purchase Agreement), at the time set forth in this Agreement or at such other time not later than seven full business days thereafter as you and the Company determine, such time being herein referred to as the "time of purchase." Unless otherwise provided for in the Purchase Agreement, any certificates for the Shares so to be delivered will be registered in the names of the respective Purchasers in the denominations agreed to be purchased by them pursuant to this Agreement.

     3. Certain Covenants of the Company. The Company agrees:

          (a) As soon as possible after the execution and delivery of this Agreement to file, or mail for filing, the Prospectus with the Commission pursuant to its Rule 424 under the Act;

          (b) To file no amendment or supplement to the Registration Statement or Prospectus (other than a required filing under the Exchange Act) subsequent to the execution of this Agreement and prior to the time of purchase to which you object in writing;

          (c) To advise you promptly (confirming such advice in writing) of any official request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto, or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such order should be entered by the Commission, to make every reasonable effort to obtain the lifting or removal thereof as soon as possible;

          (d) To pay all expenses, fees and taxes (other than transfer taxes and fees and disbursements of counsel for the Purchasers) in connection


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     with (i) the preparation and filing of the Registration Statement, the
     Prospectus, any documents incorporated by reference therein at or after the date thereof and any amendments or supplements thereto, (ii) the issue, sale and delivery of the Shares and (iii) the performance of the Company's other obligations hereunder.

     4. Conditions of Purchasers' Obligations. The several obligations of the Purchasers hereunder are subject to the following conditions:

          (a) That, at the time of purchase, you shall receive the signed opinion of counsel for the Company, substantially in the form heretofore furnished to you, addressed to the Purchasers;

          (b) That, prior to the time of purchase, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor shall be pending or threatened;

          (c) That, at the time the Registration Statement became effective, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that at the time of purchase the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) That the Company shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase;

          (e) That the warranties and representations made by the Company in
     Section 5 shall be true and correct in all material respects at the date of this Agreement and at the time of purchase; and


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          (f) That, at the time of purchase, the New York State Exchange shall have approved the Shares for listing upon official notice of issuance.

     5. Warranties and Representations of the Company. The Company warrants and represents that:

          (a) this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

          (b) when the Registration Statement became effective, the Registration Statement complied in all material respects, and, when the Prospectus is first filed, or mailed for filing, pursuant to Rule 424 under the Act, the Prospectus will comply in all material respects with the provisions of the Act, and that neither will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (c) the documents incorporated by reference in the Prospectus comply in all material respects with the requirements of the Exchange Act and any additional documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading;

          (d) upon the sale of the Shares to each Purchaser in accordance with the terms of this Agreement, the Shares purchased by such Purchaser will


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     be legally issued, fully paid and non-assessable; and

          (e) The Rights issued with respect to the Shares to be purchased by each Purchaser have been validly issued.

     6. Notices. All statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Purchasers, shall be sufficient in all respects if delivered or sent by registered mail to the address furnished in writing for the purpose of such statements, requests, notices and agreements hereunder, and, if to the Company shall be sufficient in all respects if delivered or sent by registered mail to the Company at New Century Energies, Inc., 1225 17th Street, Denver, Colorado 80202, Attention: Chief Financial Officer.

     7. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this agreement.

     8. The Agreement herein set forth has been and is made solely for the benefit of the Purchasers and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation (including, without limitation, any subsequent holder of the Shares) any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

     The term "successor" as used in this Agreement shall not include any subsequent holder of any Shares.

     9. Counterparts. This Agreement may be executed in any number of counterparts which, taken together, shall constitute one and the same instrument.





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                           NEW CENTURY ENERGIES, INC.

                               PURCHASE AGREEMENT

                                  COMMON STOCK

New Century Energies, Inc.
1225 17th Street
Denver, Colorado  80202

Dear Sirs:

     Referring to the Common Stock, par value $1.00 per share, of New Century Energies, Inc. (the "Company") covered by the registration statement on Form S-3 (No. 333- ), such registration statement including (i) the prospectus included therein, dated , 199__ in the form first filed under Rule 424 and any additional prospectus supplements relating to the Common Stock filed under Rule 424 (such prospectus as so supplemented, including each document incorporated by reference therein is hereinafter called the "Prospectus") and (ii) all documents filed as part thereof or incorporated by reference therein, is hereinafter called the "Registration Statement," on the basis of the representations, warranties and agreements contained in this Agreement, but subject to the terms and conditions herein set forth, the purchaser or purchasers named in Schedule A hereto (the "Purchasers") agree to purchase, severally and not jointly, and the Company agrees to sell to the Purchasers, severally and not jointly, the respective number of shares of Common Stock having the terms described below (the "Shares") set forth opposite the name of each Purchaser on Schedule A hereto.

     The Company and each Purchaser agree that the sale of the Shares by the Company and purchase of the Shares by such Purchaser is not contingent upon the sale of Shares to and the purchase of Shares by any other Purchaser of Shares hereunder.

     The price at which the Shares shall be purchased from the Company by the Purchaser shall be $_____ per share.

The Shares shall be delivered
in the following form:
                                         -------------------------
Payment for the Shares shall be
made in the following funds:
                                         -------------------------
The "time of purchase" shall be:
                                         -------------------------

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The place(s) at which the Shares
shall be delivered and sold shall be:
                                         -------------------------
Other terms:                             _________________________


     Notices to each Purchaser shall be sent to the addresses or telecopier number set forth next to its name on Schedule A hereto.

     All of the provisions contained in the document entitled "New Century Energies, Inc. Standard Purchase Provisions - Common Stock," a copy of which has been previously furnished to each of the undersigned, are hereby incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     Each Purchaser hereby represents and warrants to the Company that (i) this Purchase Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms, except as may be limited by applicable laws or equitable principles and except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors' rights generally or by general equitable principles and (ii) the Purchaser is a "qualified institutional buyer" as such term is defined in Rule 144A under the Act or affiliate thereof. Each Purchaser agrees to pay its own fees and expenses in connection with its purchase of the Shares hereunder.


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     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement between the Company and each of the Purchasers listed below in accordance with its terms.


                                    Yours very truly,

                                    [Purchaser Name]


                                    By
                                       -------------------------------------
                                        Title:
                                              ------------------------------


                                    [Purchaser Name]


                                    By
                                       -------------------------------------
                                        Title:
                                              ------------------------------

The foregoing Purchase Agreement
is hereby confirmed as of the date
first above written


NEW CENTURY ENERGIES, INC.


By
   -------------------------------------
    Title:
          ------------------------------



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                                   SCHEDULE A



                        Address and
Name of Purchasers      Telcopier Number          Number of Shares









Total                                             ________________
                                                  ----------------